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                                                                   Exhibit 10.24



June 2, 2000

Mr. Kevin Rakin
Executive Vice President
Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, CT  06511

Re:      Leasehold Improvement Loan

Dear Mr. Rakin:

         Connecticut Innovations, Incorporated, ("CII") has approved a construction first leasehold mortgage loan to you in the amount of $1,500,000 (the "Loan") to be secured by a first mortgage on the above-referenced leasehold property at Building 5 North and Building 5 South, Science Park, New Haven, Connecticut (the "Property"), on which will be constructed certain leasehold improvements, including laboratory space (the "Project"). The Loan will be further secured by a first perfected security interest in all of your tangible and intangible personal property, building materials, appliances, equipment and furnishings located or to be located on the property, as more particularly described herein.

         A. TERMS OF THE LOAN. The Loan will be made by CII to the Borrower upon the following terms and conditions:

         1. BORROWER. The Borrower shall be Genaissance Pharmaceuticals, Inc. (the "Borrower").

         2. USE OF PROCEEDS. The proceeds of the Loan shall be used to finance leasehold improvements for laboratory and related space (the "Improvements").

         3. NOTE; INTEREST RATE. The Loan will be evidenced by Borrower's promissory note (the "Note") in the amount of the Loan and will bear interest at the rate of six and one half percent (6.5%) per annum and will provide for repayment in monthly installments of principal and interest over a period of ten
(10) years. The first installment of principal and interest shall become due and payable on July 1, 2001 (the "Amortization Date"). Until the Amortization Date, interest only on the initial advance and all subsequent advances shall be collected monthly in arrears, on the first (1st) day of each month after the closing.

         4. MATURITY. The outstanding balance of the Loan, and all accrued interest thereon, shall be due and payable ten (10) years from the date of the closing.

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         5. PREPAYMENT. Prepayment of the Loan or any portion thereof will be permitted on any regular payment date without penalty or premium, provided however that the borrower gives CII a written notice 20 business days prior to the prepayment of the principal balance.

         6. CONVERSION. During the first twelve months after the loan closes, the outstanding principal balance of the Loan may be converted, from time to time, in whole or in part, at the sole option of CII, into the shares of common stock of the Borrower at a price per share equal to 150% of the average closing price for the stock for the twenty trading days preceding the notice of conversion. Commencing in the thirteenth month and thereafter, the outstanding principal balance may be converted at either (i) the average closing price for the stock for the twenty trading days preceding the notice of conversion if the common stock is registered and publicly traded or (ii) if the common stock is not registered and publicly traded within twelve (12) months from the date of the date of the loan closing, then the lesser of $12.00 per share or the most recent price awarded a private financing round or warrant issued by the Borrower with respect to the common stock.

         B. CLOSING DOCUMENTS. At the time of closing of the Loan and the Purchase, and prior to any advance of the Loan, CII shall be furnished with the following:

         1. LOAN DOCUMENTS. In addition to the Note, at the time of closing the Borrower shall execute and deliver the following documents as security for the
Loan:

                  (a) A loan agreement ("Loan Agreement") describing the terms of the Loan, conditions for advances and other customary terms;

                  (b) A first mortgage (the "Mortgage") covering the Borrower's leasehold interest in the Property, and including all building improvements, fixtures, equipment and other articles of personal property now or subsequently constructed, owned or acquired by the Borrower, to be duly recorded on the applicable land records;

                  (c) A security agreement and UCC-1 financing statement granting CII a first perfected security interest in all of the property and real estate improvements of Borrower, including building materials, contracts, leases, fixtures, equipment, and other property now or hereafter owned or acquired by Borrower; and

                  (d) The additional documents described herein, including the documents described in paragraph B.5.

         The Loan Agreement, Note, Mortgage and security agreement shall all provide for a default upon the failure to perform any covenant, condition or agreement contained therein for a period of ten (15) days. The Note shall provide for a late charge of three percent (3.00%) of any installment provided for in the Note or mortgage which is not paid within ten (10) days of the date it is due. The Note will also provide for a lien and right of set-off against, all sums of the Borrower presently or at any time hereafter in the possession or control of, or in transit to, CII.



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         2. TITLE INSURANCE POLICY. A signed title insurance binder (to be supplemented, not more than five (5) business days after the initial closing by a signed policy of title insurance), of a title company approved by CII dated the date of the closing, insuring the interest of CII in the total amount of the Loan as holder of a valid first mortgage lien on the Borrower's leasehold interest in the Property free and clear of all liens, encumbrances, and title exceptions other than those approved by CII and its counsel. Proof shall be presented at closing of the payment of the premium for such title insurance. Such title insurance policy shall: (i) include insurance against any and all unrecorded mechanics' liens and materialmens' liens; (ii) contain such endorsement including a variable rate endorsement, as may be required by CII or its counsel; and (iii) show no liens, encumbrances, exceptions including survey exceptions or encroachments, whether prior or subsequent to our mortgage, other than those specifically approved by CII. Said title insurance coverage shall be subject to review and approval by CII and its counsel prior to the closing.

         3. LEASES. The Borrower's third amendment to the lease of the Property, which shall be subject to the approval of CII and its counsel as to form and substance together with such modifications as CII may require.

         4. HAZARD AND LIABILITY INSURANCE. Evidence of insurance coverage providing for:

                  (a) Fire and extended coverage insurance including vandalism and malicious mischief, in the form of a builder's risk, 100% non-reporting policy in an amount not less than the face amount of the Loan. The policy shall be converted to a standard fire and extended coverage policy upon completion of construction; and

                  (b) Adequate liability and worker's compensation insurance.

         All evidence of insurance coverage shall be in form and substance, for amounts and in companies acceptable to CII, with annual premiums prepaid by the Borrower, shall have proper mortgage clauses attached providing for any loss payable thereunder to be paid to CII, shall provide the policy may not be cancelled without ten (10) days prior written notice to the mortgagee and shall be deposited with CII throughout the life of the Loan. The policy shall read "Connecticut Innovations, Incorporated and/or its successors and assigns as their interest may appear, 999 West Street, Rocky Hill, Connecticut". The policy shall contain the Connecticut Standard Mortgage Clause.

         5. CONSTRUCTION DOCUMENTS.

                  (a) Additional CLOSING DOCUMENTS. CII shall be furnished with the following additional documents prior to the advance of any Loan proceeds:

                           (i) Plans AND SPECIFICATIONS. Final plans and
specifications for the Project in form acceptable to CII;

                           (ii) COST BREAKDOWN. A detailed cost breakdown in
such form as CII may require setting forth in detail all items of construction and cost;


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                           (iii) CONSTRUCTION CONTRACT. Executed copy of the
construction contract with a contractor who is acceptable to CII, which contract shall be acceptable in form and substance to CII and its counsel;

                           (iv) BUILDING PERMIT. Copies of all building permits
and other permits or certificates of appropriate municipal, state and federal authorities required in connection with the proposed construction, including approval of storm and sanitary sewage disposal, access to public highways and utilities, etc.;

                           (v) ASSIGNMENT OF PLANS, ETC. A collateral assignment
to CII of the permits, the plans and specifications, contracts with the contractor, engineer, architect and subcontractors; and survey, to which all contractors, engineers, architects and subcontractors must consent;

                           (vi) CONTINUATION AGREEMENTS. Continuation
agreements, in the event of a default by the Borrower, from the architect, engineer and contractor running to CII; and

                           (vii) CHANGES. Any material changes in the plans and
specifications and any change orders to the construction contract must be submitted to CII for approval;

         (b)  CONSTRUCTION ADVANCES.

                           (i) The Loan will be advanced in installments as the
work progresses, the time and amount of each advance to be at the sole discretion and upon the estimate of CII. Generally, it is contemplated that the proportion of the Loan to be advanced will correspond to the percentage of the work completed, based upon the architect's certification and Borrower's detailed requisition, in form and substance acceptable to CII, and subject to CII's inspection; but the foregoing shall in no way limit CII's sole discretion as to time and amount of advances. Any inspections and advances made based thereon are for CII's purposes only, and neither the Borrower nor any third parties are entitled to rely thereon.

                           (ii) Advances shall be subject to no less than five
(5) days prior written notice to CII, and submissions of such documents, including architect's certificate, subordination of mechanics' liens, updated title insurance or certificate of title, certificate of occupancy, etc., as CII may reasonably require, in form and substance acceptable to it, and subject to any other conditions specified in this commitment. The obligation of CII to make advances shall arise only if there has been no conveyance of the Property or transfer of the Borrower's capital stock, without CII's consent, and the Borrower is not then in default under the Note, the Mortgage or other undertaking in connection with the Loan, or under any lease, contract or obligation affecting the property. No disbursements will be made for materials not yet installed or incorporated into the property, unless CII specifically so agrees.



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         (c) CERTIFICATE OF OCCUPANCY. A Certificate of Occupancy, issued by the proper municipal authority, indicating that the project has been completed in compliance with applicable building requirements and is eligible for use and occupancy will be required as a condition of the final construction advance.

         (d) CONSULTING ENGINEER. CII, in its sole discretion, may require that an independent engineer or architect review and approve the plans, specifications and cost breakdown for the project, the structural integrity of the project, and all requests for advances. CII may also require that such engineer or architect conduct all construction inspections on behalf of CII.

         6. ANNUAL STATEMENT. The Borrower shall furnish to CII annually within sixty (60) days following the end of the Borrower's fiscal year, tax returns and financial statements of the Borrower, prepared and certified by a certified public accountant satisfactory to CII and in such detail as CII may reasonably require.

         7.  CORPORATE DOCUMENTS.

                  The following documents must be provided:

                  (i) A certificate of legal existence from the State in which the Borrower is organized;

                  (ii) A certificate of good standing from the State in which the Property is located; and

                  (iii) Certified resolution of the board of directors of Borrower authorizing the consummation of the transaction contemplated.

         8. MECHANICS' LIENS. If applicable, waivers of priority subordinating such liens to the Mortgage, executed by all parties furnishing services or supplying material within ninety (90) days prior to the date of the initial closing (and executed by any and all parties supplying services or materials - whether ninety (90) days prior to the closing or prior thereto under any contract the performance of which has not yet been completed), and an affidavit and indemnity by the Borrower to CII that no one (other than those parties who have signed the waiver) is entitled to any lien rights in the Property.

         9. LEGAL OPINIONS. Such legal opinions by Borrower's counsel to CII as CII or its counsel may require.

         10. ENVIRONMENTAL MATTERS. Borrower comply with the following conditions with regard to environmental contamination:



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         (a) REPRESENTATIONS. Borrower hereby represents that it has made due and diligent inquiry of the present owner of the Property and the individual(s) comprising the same, as well as the Connecticut Department of Environmental Protection as to the Property and its use regarding hazardous waste storage, seepage, etc. Borrower represents that it is not aware and has received no notice of any:

                  (i) Oil petroleum, chemical solids, liquids or gasses or hazardous waste storage on the Property at any time, except as required in connection with normal heating requirements for the Property;

                  (ii) Spillage, seepage or other types of contamination or damage from any of the products in (i) above, to the Property or any abutting real estate; and

                  (iii) Notice of violation or inquiry resulting from complaints or property damage with respect to the Property from the Connecticut Department of Environmental Protection.

         (b) The Borrower agrees to confirm these representations to CII by affidavit from the Borrower at CII's request as a condition to the closing of the Loan. The Borrower shall indemnify CII against any loss or damage CII shall occur as a result of the application of environmental laws or regulations to the Property.

         11. UNIFORM COMMERCIAL CODE SEARCH. A search of the records of the Secretary of State of Connecticut showing all financing statements filed against Borrower, if any.

         C. OTHER CONDITIONS.

         1. The closing shall be held on or before July 30, 2000. In the event that the closing does not take place on or before that date, all duties and obligations of CII hereunder shall terminate and expire.

         2. The closing shall be held at the office of Carmody & Torrance LLP, and you shall pay all fees and expenses of said attorney in connection with this matter. At least five (5) days notice of closing must be given CII, and copies of all submissions to be made before you or your attorneys must be delivered to us at least five (5) days before the closing.

         3. All legal work will be done by CII's counsel, or if by other attorneys acceptable to CII may be subject to review by counsel. All legal fees, recording fees, cost of title insurance, etc., are to be paid by the Borrower at the closing, and if applicable, all charges for review of documents by our counsel. Any and all reasonable requirements which may be made by our counsel must be satisfied, including the form, and delivery thereof.


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         4. Our counsel for the Loan will be the firm of Carmody and Torrance
LLP, 195 Church Street, Post Office Box 1950, New Haven, Connecticut, 06509-1950, Attention: Thomas R. Candrick, Jr., Esq., and you shall pay to them, upon representation of a bill or bills for same, their reasonable fees and expenses in connection with services that they may heretofore or hereafter render to us in connection with this matter.

         5. All costs and expenses in connection with the Loan, including but not limited to, cost of title examination, cost of title insurance, appraisal, recording fees and attorneys' fees shall be paid by you regardless of whether or not the Loan may actually be closed.

         6. This commitment may not be assigned by you. This commitment cannot be modified except by a writing signed by the party against whom enforcement is sought. All advancements of this Loan will be made to the Borrower and disbursed through the closing attorney, and no attachment, garnishment, assignment or voluntary or involuntary transfer of the right to receive said Loan or any part thereof shall have any effect or bind CII unless consented to in writing by CII.

         7. The Borrower and each subsidiary shall: a) maintain its principal place of business in Connecticut, b) base a majority of its employees in Connecticut and c) conduct a majority of its operations in Connecticut ("Connecticut Presence"). Upon the failure to maintain a Connecticut Presence, CII will require redemption of the Loan, and the redemption price shall be the outstanding principal balance and any accrued interest, plus a 25% penalty on the outstanding principal balance. For purposes of determining whether the Borrower is in compliance with this covenant, the assets, revenues and employees of any business acquired by the Borrower on the arm's length basis from a non-affiliate of the Borrower (provided such acquired business had been operating for at least one year prior to the acquisition) shall be excluded and disregarded. Payment pursuant to the redemption shall be due and payable within sixty (60) days of the redemption notice to the Borrower.

         8. All correspondence, applications or commitment letters related to the Loan and dated prior to the date hereof are merged into and superseded by this commitment letter and are of no further force and effect.

         9. This Commitment Letter shall survive the Closing of the Loan and all terms hereof shall be deemed to be incorporated into the loan documents, such that a default by Borrower hereunder shall be deemed to be a default thereunder and shall entitle CII to any and all rights or remedies referred to herein or therein, or available to it under law or in equity.

         10. Notwithstanding anything to the contrary herein contained, CII, by making this Commitment or by an action pursuant hereto, will not be deemed a partner of joint venture with Borrower and Borrower agrees to hold CII harmless from any damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

         This commitment shall become effective only upon your acceptance hereof and agreement to be bound by the terms and conditions hereof, such acceptance and agreement



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to be evidenced by your signing and returning to us not later than ten (10) days from the date hereof, the copy of this letter which is enclosed.

















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         Please have your closing attorney contact Thomas R. Candrick, Jr.,
Esq., at Carmody and Torrance LLP (203-777-5501) to arrange for a closing.

Very truly yours,


CONNECTICUT INNOVATIONS, INCOPORATED


By:  _____________________________________
     Richard R. Barredo
     Its Managing Director/Project Finance


By   _____________________________________
     Victor R. Budnick
     Its President and Executive Director


ACCEPTED this ______day of June, 2000.


GENAISSANCE PHARMACEUTICALS, INC.


By________________________________________







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